UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2017

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 23, 2017, Targa Resources Partners LP (the “Partnership”) and Targa Receivables LLC, a bankruptcy-remote special purpose entity that is an indirect wholly-owned subsidiary of the Partnership (the “SPV”), entered into a Commitment Increase Request with PNC Bank, National Association, as administrator, purchaser agent and LC Bank (the “Commitment Increase Request”) to the Receivables Purchase Agreement dated as of January 10, 2013 among the SPV, as seller, the Partnership, as servicer, the conduit purchasers, the committed purchasers, the purchaser agents and the LC participants party thereto and PNC Bank, National Association, as administrator and LC Bank (the “Purchase Agreement”), which increases the Purchase Limit (as defined in the Purchase Agreement) of the accounts receivable securitization facility to $350 million. As of February 23, 2017, after giving effect to the Commitment Increase Request, there were $275 million of trade receivable purchases outstanding under the Facility. A copy of the Commitment Increase Request is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description of the Commitment Increase Request does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Increase Request, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Commitment Increase Request, dated February 23, 2017, by and among Targa Receivables LLC, as seller, the Partnership, as servicer, and PNC Bank, National Association, as administrator, purchaser agent and LC Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 24, 2017

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC,
its general partner

By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Commitment Increase Request, dated February 23, 2017, by and among Targa Receivables LLC, as seller, the Partnership, as servicer, and PNC Bank, National Association, as administrator, purchaser agent and LC Bank.

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